                                                                    Exhibit 23.8


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2001, except for the information presented in Note 15 for which the date is April 16, 2001, relating to the financial statements of RoweCom Inc., which appears in the Registration Statement on Form S-4 (No.333-68852) of divine, inc., which is incorporated by reference in the Current Report on Form 8-K dated November 6, 2001 of divine, inc.


  PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 18, 2002